EXHIBIT (6)(j)
WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (“Agreement”) is made and entered into as of this ____ day of June, 2001, by and between MEDSTRONG INTERNATIONAL CORPORATION a Delaware corporation (“Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as warrant agent (“Warrant Agent”).

     WHEREAS, the Company has filed a registration statement on Form SB-1 (“Registration Statement”) under the Securities Act of 1933, as amended, with the Securities Exchange Commission (the “Commission”) File No. 333-57468 relating to the subscription for and sale of 8,000,000 units (“Units”) each Unit consisting of one (1) share of common stock of the Company (“Common Stock”) and (1) warrant to purchase one (1) share of common stock of the Company at $.75 (“Warrants”); and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, registration of transfer, exchange and exercise of the Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     1.     Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     2.     Form of Warrants. (a) The text and the terms of the Warrants shall be substantially as set forth in Exhibit A attached hereto and made a part hereof. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the president or a vice president of the Company and by the manual or facsimile signature of the secretary or assistant secretary of the Company under its corporate seal, affixed or in facsimile.

(b) The Warrants shall be dated by the Warrant Agent as of the initial date of issuance thereof, and upon transfer or exchange, the replacement Warrant shall be dated as of such subsequent issuance date.

     3.     Registration and Countersignature. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective registered holders, and upon subsequent issuance, such Warrants shall be registered in the names of the respective succeeding registered holders. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery. Until a Warrant is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat any registered holder of Warrants as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

     4.     Registration of Transfers and Exchanges. The Warrant Agent shall transfer any outstanding Warrants on the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer with proper documentary stamps affixed thereto, if requested. Upon any such transfer, a new Warrant shall be issued to the transferee, and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time. Warrants may be exchanged at the option of the holder thereof when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. The Warrant Agent is hereby irrevocably authorized to countersign and deliver the Warrants in accordance with the provisions of this Section 4, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

     5.     Exercise of Warrants. (a) Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which right may be exercised as in such Warrants expressed, commencing on the date the registered holder purchases the Warrant and ending on December 31, 2004, to purchase from the Company, and the Company shall issue and sell to such registered holder of Warrants, the number of fully paid and non-assessable shares of Common Stock specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent, with the form of election to purchase duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as hereinafter defined, for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made in cash or by certified check, bank draft, or postal or express money order, payable in United States dollars, to the order of the Company. Subject to the provisions of Section 9 hereof, upon such surrender of Warrants and payment of the Exercise Price as foresaid, the Company, acting through the Warrant Agent, shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the full number of shares of Common Stock so purchased upon the exercise of such Warrants. Such certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Common Stock, as of the date of surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and the payment of such Exercise Price, the transfer books for the Common Stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The right of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or, from time to time, for part of the shares specified therein, and in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants will be issued for the remaining number of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section 5 and of Section 3 of this Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purposes.

(b) Notwithstanding any other provision of this Agreement, no Warrant may be exercised if the issuance of Common Stock in connection therewith would constitute a violation of the registration provisions of federal or state securities laws.

(c) The Company will use its best efforts to file and keep effective a current prospectus which will permit the purchase and sale of the Warrants and the Common Stock underlying the Warrants. In addition, the Company will use its best efforts to qualify for sale the Warrants and the Common Stock underlying the Warrants in those states in which the Warrants and the Common Stock are to be offered.

(d) The “Exercise Price” of the Warrants shall mean the exercise price specified in the Warrants until the occurrence of a recapitalization or reclassification that, pursuant to the provisions of the Warrant, shall require an increase or decrease in the exercise price of the Warrants, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions thereof. No such adjustment shall be made unless such adjustment would change the then purchase price per share by Five Cents ($.05) or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the then purchase price per share by Five Cents ($.05) or more. No adjustment made pursuant to any provision hereof shall have the effect of increasing the total consideration payable upon exercise of any of the Warrants.

     6.     Reservation of Common Stock. The Company shall at all times reserve and keep available, solely for the purpose of providing for the exercise of the rights to purchase all shares of common stock granted pursuant to the Warrants, such number of shares of Common Stock and other stock, securities and property as from time to time are receivable upon exercise of the Warrants. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

     7.     Adjustments in Certain Cases. (a) In case the Company shall at any time prior to the exercise or termination of any of the Warrants effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of

Common Stock that the holders of the Warrants shall be entitled to purchase upon exercise thereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification on, and the purchase price per share of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

(b) In case the Company shall at any time prior to the exercise or termination of any of the Warrants distribute to holders of its Common Stock cash, evidences of indebtedness, or other securities or assets, other than as dividends or distributions payable out of current or accumulated earnings, then, in any such case, the holders of the Warrants shall be entitled to receive, upon exercise thereof, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets that such holder would have been entitled to receive with respect to the Common Stock as a result of the happening of such event, had the Warrants been exercised immediately prior to the record date or other date fixing stockholders to be affected by such event (without giving effect to any restriction upon such exercise).

(c) In case the Company shall at any time prior to the exercise or termination of any of the Warrants consolidate or merge with any other corporation or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the holders of the Warrants, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Warrants were exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holders thereof to the effect that the provisions of the Warrants shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of the Warrants.

(d) Whenever the number of shares of Common Stock or other types of securities or assets purchasable upon exercise of any of the Warrants shall be adjusted as provided herein, the Company shall forthwith obtain and file with its corporate records a certificate or letter from a firm of independent public accountants of recognized standing, which may include the Company’s then independent auditing firm setting forth the computation and the adjusted number of shares of Common Stock or other securities or assets purchasable hereunder resulting from such adjustments, and a copy of such certificate or letter shall be mailed to each of the registered holders of the Warrants. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

(e) In the event that at any time as a result of an adjustment made pursuant hereto the holders of the Warrants shall become entitled to purchase upon exercise thereof shares,

evidences of indebtedness, or other securities or assets (other than Common Stock, then, wherever appropriate, all references herein to Common Stock shall be deemed to refer to and include such shares, evidences of indebtedness, or other securities or assets, and thereafter the number of such shares, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions hereof.

     8.     Redemption. (a) The Warrants may be redeemed at the option of Company, subject to the conditions set forth below in this Section 8, at any time, by Redemption Notice given within thirty (30) days, after the occurrence of a “Redemption Event”. A Redemption Event shall be the fifth consecutive trading day upon which the Common Stock has been trading at $1.50 per share, determined by the taking the average price between the “bid” and the “ask” of the Common Stock on each such day, at a price of $.01 per number of Shares which may be purchased by the Warrants, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the “Redemption Price”).

(b) The Company shall provide notice to the holder of the Warrants (“Holder”) of the time, manner and place of redemption (the “Redemption Date”). The Warrants and the Redemption Price (a “Redemption Notice”), by first class or registered mail, postage prepaid, to the Holder at the address for such Holder last shown on the records of the transfer agent therefor, not less than thirty (30) days prior to the Redemption Date. The Holder of the Warrants may elect to exercise all or any part of the Warrants on or before such Redemption Date pursuant to Section 5(a) hereof prior to the applicable Redemption Date. Except as provided in Section 7(c) hereof, the Holder shall surrender to the Company on the applicable Redemption Date this Warrant, in the manner and at the place designated in the Redemption Notice. Thereupon, the Redemption Price shall be paid to the order of the holder of the Warrant and this Warrant shall be cancelled.

(c) Unless there shall have been a failure to pay the Redemption Price, on the Redemption Date all rights of the holder for this Warrant for this Warrant will cease, except the right to receive the Redemption Price, without interest, upon presentation and surrender of this Warrant, and this Warrant will not from and after such Redemption Date be deemed to be outstanding.

     9.     Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of securities upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any securities in a name other than that of the registered holder of Warrants in respect of which such securities are issued and, in such case, neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate representing such securities or any Warrant until the person requesting the same has paid to the Company or the Warrant Agent the amount of such tax or has established to the Company’s satisfaction that such tax has been paid.

     10.     Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Warrant Agent may countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     11.     Reservation of Common Stock. Prior to the issuance of any Warrants, there shall have been reserved, and the Company shall at all times keep reserved out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock and every subsequent transfer for any of the Company’s Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Common Stock as shall be requisite for such purpose. The Company agrees that all Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates representing such Common Stock, validly issued and outstanding, fully paid and non-assessable. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for the Company’s Common Stock issuable upon the exercise of the right of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants that have been exercised. The Company will supply such transfer agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock that have been issued upon the exercise of such Warrants. All Warrants surrendered for transfer, exchange or partial exercise shall be canceled by the Warrant Agent and delivered to the Company. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of warrants then outstanding and, thereafter, no Common Stock shall be subject to reservation in respect of such Warrants.

     12.     Disposition of Proceeds on Exercise of Warrants. Upon the exercise of the Warrants, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

     13.     Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company that may succeed to the business of the Warrant Agent by merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company or otherwise succeeding to the business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 14 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement or in case at any time the name of the Warrant Agent shall be changed, and any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, the successor to the Warrant Agent may countersign such Warrants, either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases, such Warrants shall have the full force provided in the Warrants and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases, such Warrants shall have the full force provided in the Warrants and this Agreement.

     14.     Duties of the Warrant Agent. (a) The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company shall be bound:

(i) The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same, except such as described by the Warrant Agent or action or actions taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants, except as herein otherwise provided.

(ii) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

(iii) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder, either itself, or by or through its attorneys, agents or employees.

(iv) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

(v) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to have been signed, sent or presented by the proper party or parties.

(vi) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement; to reimburse the Warrant Agent for all expenses, taxes, governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement; and to indemnify the Warrant Agent and save it harmless from and against any and all liabilities, including judgments, costs and reasonable attorneys’ fees for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s negligence or bad faith.

(vii) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding, or to take any other action likely to involve expense, unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity. All rights of action under this Agreement or under any of the Warrants or in the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(viii) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(ix) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith.

(x) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of the Warrants during normal business hours at its principal office in New York.

     15.     Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving notice in writing to the Company and by giving notice by mail to holders of the Warrants at their addresses as such addresses appear on the

Warrant register of such resignation, specifying a date when such resignation shall take effect, which date shall not be less than thirty (30) days after the mailing of said notice. The Warrant Agent may be removed at the discretion of the Company by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal, or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. After appointment, any successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed, but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Common Stock, and shall forthwith give notice to the holders of the Warrants in the manner prescribed in this Section 15. Failure to file or mail any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of any successor Warrant Agent, as the case may be.

     16.     Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent other than the Warrant Agent for the Common Stock of the Company issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     17.     Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to the Company shall be deemed to have been sufficiently given or made if sent by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service, postage prepaid, or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

     To the Company:

MedStrong International Corporation 500 Silver Spur Road, Suite 303 Rancho Palos Verdes, California 90274 Attn: Jerry R. Farrar

     To the Warrant Agent:

American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038

     Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to the Warrant Agent shall be deemed to have been sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as set forth above.

     18.     Standard of Conduct. Notwithstanding any implication to the contrary elsewhere herein, whenever the Company or the Warrant Agent are required or permitted to make any judgment or to take any action, no such judgment or action shall be made or taken in bad faith or in any arbitrary or capricious fashion.

     19.     Supplements and Amendments. The Company and the Warrant Agent may, from time to time, supplement or amend this Agreement without the approval of any of the holders of the Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable, that shall not be inconsistent with the provisions of the Warrants, and that shall not materially adversely affect the rights of the holders of the Warrants.

     20.     Successors. All of the covenants and provisions hereof by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     21.     Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation, unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     22.     Governing Law. This Agreement and each Warrant issued hereunder shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed with such State, without giving effect to conflicts of law principles.

     23.     Consent to Jurisdiction. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 16 hereof. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process.

     24.     Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation, other than the Company, the Warrant Agent and the registered holders of the Warrants, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and of the holders of the Warrant certificates.

     25.     Waiver. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MEDSTRONG INTERNATIONAL CORPORATION

By:______________________________ Name: Jerry R. Farrar Title: President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:______________________________

Name: ___________________________

Title: ____________________________

Exhibit A

CUSIP 58505L 119

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER AND ARE GOVERNED BY AND ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT, DATED AS OF JUNE ___, 2001, A COPY OF SUCH WARRANT AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Redeemable Common Stock Purchase Warrant

MEDSTRONG INTERNATIONAL CORPORATION

VOID AFTER DECEMBER 31, 2004

No.____	___________Shares

     THIS CERTIFIES that, for value received, ________________________, with an address at _____________________________________________________________________ (including any permitted transferee, the “Holder”), is entitled to subscribe for and purchase from MedStrong International Corporation, a Delaware corporation (the “Company”), upon the terms and conditions set forth herein, at any time from the date hereof to any time before 5:00 P.M. on December 31, 2004, New York, New York time (the “Exercise Period”), the number of shares specified above of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a exercise price equal to $.75 per Share (the “Exercise Price”). As used herein, the term “this Warrant” shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

     This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole shares of common stock of the Company (the “Shares”), by the surrender of this Warrant (with the executed form of election to purchase attached hereto) to the Company, or at such other place as is designated in writing by the Company, together with cash or a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Shares for which this Warrant is being exercised, plus transfer taxes, if any.

     Upon each exercise of the Holder’s rights to purchase Shares, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the

Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares (or portions thereof) subject to purchase hereunder.

     The Company may, subject to the conditions set forth in the Warrant Agreement, redeem this Warrant at any time, by Redemption Notice given within thirty (30) days, after the occurrence of a “Redemption Event”. A Redemption Event shall be the fifth consecutive trading day upon which the Common Stock has been trading at $1.50 per share, determined by the taking the average price between the “bid” and the “ask” of the Common Stock on each such day, at a price of $.001 per number of Shares which may be purchased by this Warrant, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the “Redemption Price”).

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

     The Holder of this Warrant shall not be entitled to any rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company, except as provided in this Warrant Agreement.

     This Warrant is issued under and in accordance with the Warrant Agreement dated as of June ___, 2001 between the Company and American Stock Transfer & Trust Company (the “Warrant Agreement”) and subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Holder consents by acceptance hereof. Any capitalized terms not defined in this Warrant shall have the meaning attributed to them in the Warrant Agreement.

     This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without giving effect to conflicts of law principles.

     This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

Dated: ___________________

MEDSTRONG INTERNATIONAL CORPORATION

By:_____________________________________ Name: Jerry R. Farrar Title: President

[Seal]

_______________________________
Ronald Glime, Secretary

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED, __________________________ hereby sells, assigns, and transfers unto
                        ____________________________________________________

   ________________________________________________________________________
(Print Name, Address and Social Security Number or Tax Identification Number)

a Warrant to purchase ________ shares of Common Stock, par value $0.001 per share, of Medstrong International Corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _______________________

___________________________________ (Signature)

___________________________________ (Signature Guarantee)

NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:   MedStrong International Corporation
         500 Silver Spur Road, Suite 303
         Rancho Palos Verdes, CA 90274

ELECTION TO EXERCISE

     The undersigned hereby exercises his or its rights to purchase _________ Shares covered by the within Warrant and tenders payment herewith in the amount of $ ___________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(Print Name, Address and Social Security Number or Tax Identification Number)

and, if such number of Shares shall not be all the Shares covered by the within Warrant, that a new Warrant for the balance of the Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ______________

Name: _______________________________ (Print)

Address: _________________________________________________________________

____________________________________ (Signature) ____________________________________ (Signature Guarantee)